                                                                       EXHIBIT B












                             SUBSCRIPTION AGREEMENT

                                 By and Between


                            PRECISION SYSTEMS, INC.,
                             A DELAWARE CORPORATION,


                                       and

                            RMS LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP,



                         Dated as of September 30, 1997

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

ARTICLE 1 Purchase of Securities............................................................ 1
        1.1   Subscription ................................................................. 1
        1.2   Purchase Price................................................................ 1

ARTICLE 2 Closing........................................................................... 2
        2.1   Closing of Subscription....................................................... 2

ARTICLE 3 Representations and Warranties.................................................... 2
        3.1   Investor Representations and Warranties....................................... 2
        3.2   Company Representations and Warranties........................................ 7

ARTICLE 4 Registration Rights...............................................................10
        4.1   Registration..................................................................10
        4.2   [Intentionally Omitted].......................................................10
        4.3   Precedence of Registration Rights.............................................10
        4.4   Registration Procedures.......................................................10

ARTICLE 5 Miscellaneous.....................................................................17
        5.1   Indemnity.....................................................................17
        5.2   Modification..................................................................17
        5.3   Notices.......................................................................17
        5.4   Counterparts..................................................................18
        5.5   Binding Effect................................................................18
        5.6   Entire Agreement..............................................................18
        5.7   Assignability.................................................................18
        5.8   Governing Law; Jurisdiction and Choice of Forum...............................18
        5.9   Pronouns......................................................................18
        5.10  Severability..................................................................18
        5.11  Waiver........................................................................19
        5.12  Further Assurances............................................................19


Exhibit

Exhibit A -- Form of Note

Exhibit B -- Warrant Certificate

Exhibit B-1 -- Loan Agreement

                                      - i -

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Exhibit C -- SEC Filings

Exhibit D -- Risk Factors

                             SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of the 30th day of September, 1997 by and among Precision Systems, Inc., a Delaware corporation (the "Company"), with its principal office at 11800 30th Court North, St. Petersburg, Florida 33716 and RMS Limited Partnership, a Nevada limited partnership ("Subscriber"), with its principal office at 50 West Liberty Street, Suite 650, Reno, Nevada 89501.

                                   WITNESSETH

     WHEREAS the Company desires to issue units (the "Units") each consisting of a $2,000,000 principal amount 8% unsecured promissory note of the Company due and payable on January 1, 1999 (each a "Note" and collectively the "Notes") and a warrant (the "Warrant") to purchase up to 275,000 shares of Common Stock, $.01 par value per share ("Common Stock"), all on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and in further consideration of the mutual covenants, promises and agreements hereinafter set forth, it has been and IT IS HEREBY AGREED AS FOLLOWS:

                                    ARTICLE I

                             PURCHASE OF SECURITIES

     1.1 Subscription. The Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase one Unit consisting of a Note and a Warrant. The Note shall be evidenced by a promissory note in the form of Exhibit A attached hereto and the Subscriber shall have the rights of a Lender as such term is defined in the Loan Agreement attached hereto as Exhibit B-1. The Warrant shall entitle the holder thereof to the rights set forth in that certain Warrant Certificate attached hereto as Exhibit B. For the purpose of this Agreement, shares of Common Stock issuable upon the exercise of the Warrant shall hereinafter be referred to as the "Warrant Shares" and the Notes, the Warrant and the Warrant Shares shall hereinafter be referred to as the "Securities."

     1.2 Purchase Price. The Company agrees to issue and sell to the Subscriber the Unit for a purchase price of two million dollars ($2,000,000) (the "Subscription Price"). Payment of the Subscription Price shall be made by wire transfer or check payable to and delivered to the Company or, if by wire transfer in accordance with the instructions of the Company,

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together with an executed copy of this Agreement and any other documents required to be executed under this Agreement.


                                  ARTICLE II

                                   CLOSING

     2.1 Closing of Subscription. The closing of the purchase and sale of the Unit (the "Closing") shall take place at the offices of the Company on such date as is mutually agreed to by the Company and the Subscriber. At the Closing, the Company shall deliver to the Subscriber the Note and the Warrant, duly registered in the Subscriber's name against payment in full by the Subscriber of the Subscription Price against execution by the Subscriber of this Agreement and the Loan Agreement.


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1 Investor Representations and Warranties. The Subscriber hereby acknowledges, represents and warrants to the Company as follows:

           (a) The Subscriber is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities for which it is subscribing.

           (b) The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

           (c) The Subscriber acknowledges its understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Subscriber represents and warrants to, and agrees with, the Company and its affiliates as follows:

                (i) The Subscriber realizes that the basis for the exemption may not be present if, notwithstanding any representations and/or warranties to the contrary herein contained, the Subscriber has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise;

                (ii) The Subscriber has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company; and

                (iii) The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities. If other than an individual, the Subscriber also represents it has not been organized for the purpose of acquiring the Securities.

           (d) The Subscriber is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

           (e)  The Subscriber:

                (i) Has been furnished with those documents identified on Exhibit C which have been filed by the Company with the Securities and Exchange Commission (the "SEC Filings") and any and all documents which may have been made available upon request for a reasonable time prior to the date hereof, and the Subscriber has carefully read and understands and has evaluated the risks set forth under "Risk Factors" attached hereto as Exhibit D and the considerations described in subsections (ii) and (iii) below relating to the information contained in the SEC Filings.

                (ii) Has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the offering of the Securities, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                (iii) Has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Securities and other matters pertaining to an investment in the Securities, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information which was provided in order for them to evaluate the merits and risks of a purchase of the Securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense and has agreed that it will keep confidential any non-public information received as part of its investigation referred to in subsections (i) and (ii) and this subsection (iii);

                (iv) Has not been furnished with any oral representation or oral information in connection with the offering of the Securities which is not contained in the SEC Filings; and

                (v) Has determined that the Securities are a suitable investment for the Subscriber and that at this time the Subscriber could bear a complete loss of such investment.

           (f) The Subscriber is not relying on any statements or representations made by the Company or its affiliates with respect to economic considerations involved in an investment in the Securities. Each Subscriber is capable of evaluating the merits and risks of an investment in the Securities on the terms and conditions set forth herein.

           (g) The Subscriber will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom and the Subscriber fully understands and agrees that it must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless exemptions from such registration requirements are available. In particular, the Subscriber is aware that the Securities are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that, except as otherwise provided herein, the Company is under no obligation to register the Securities on its behalf or to assist him in complying with any exemption from the registration requirements of the Securities Act or applicable state securities laws. The Subscriber further understands that sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

           (h) No representations or warranties have been made to the Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Securities the Subscriber is not relying upon any representations other than those contained herein or in the SEC Filings.

           (i) Any information which the Subscriber has heretofore furnished or is simultaneously herewith furnishing to the Company with respect to its financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing, it will immediately furnish revised or corrected information to the Company.

           (j) The Subscriber understands and agrees that the certificates representing the Warrant and the Warrant Shares shall bear the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with the registration statement; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or similar state securities laws:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW.

           (k) The Subscriber, if an individual, is a citizen of the United States, and is at least 21 years of age, or if a partnership, corporation or trust, the members, shareholders or beneficiaries thereof are all citizens of the United States and each is at least 21 years of age. The address set forth below is the Subscriber's correct principal home address, or if the Subscriber is other than an individual, the Subscriber's correct principal office and the Subscriber has no present intention of changing such address.

           (1) The Subscriber understands that an investment in the Securities is a speculative investment which involves a high degree of risk of loss of its entire investment.

           (m) The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

           (n) The Subscriber has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from liability for any compensation to any such intermediary retained by the Subscriber and the fees and expenses of defending against such liability or alleged liability.

           (o) The Subscriber acknowledges that this offering of Securities may involve tax consequences and that the contents of the SEC Filings do not contain tax advice or information. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Securities.

           (p) The Subscriber is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, is duly qualified to conduct business under the laws of each jurisdiction in which the nature of the business transacted by it requires such qualification or where failure to so qualify would have a material adverse effect upon it or its assets or properties, and has all requisite corporate power and authority to own and operate its assets and properties and carry on its business as is being or is contemplated to be conducted.

           (q) The execution and delivery of this Agreement and the performance of the Subscriber's obligations hereunder, including without limitation the payment of the purchase price in the manner contemplated herein has been duly and validly authorized by the taking of all requisite corporate action of the Subscriber, and does not constitute a breach of or violate, nor create an event of default under, any indenture, mortgage, deed of trust, fiduciary duty toward any other person or entity, contract, agreement, certificate of incorporation, bylaw, order, judgment, or decree to which the Subscriber or any of its principals is a party or by which the Subscriber or any of its principals or assets are bound. When executed and delivered by the Subscriber, this Agreement will constitute a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

           (r) To the Subscriber's best knowledge, no consents, approvals, authorizations, expiration of any statutory waiting periods, or orders of any court or government agency relating to the Subscriber or its business is required as a condition of the Subscriber's purchase of the Securities in the manner contemplated herein, and receipt of the Securities in exchange therefor, or the execution and deliver of this Agreement or consummation of the transactions contemplated herein.

           (s) To the Subscriber's best knowledge, there is no pending or threatened litigation, injunction, action, investigation, or other proceeding against it or to which it is a party or by which it or any of its principals, properties, or assets is or may be affected seeking to enjoin its execution, delivery, or performance of its obligations under this Agreement or which, if adversely determined, either individually or in the aggregate, would have a material adverse effect upon the Subscriber, the Subscriber's ability to conduct its business as it is being or contemplated to be conducted, or the Subscriber's ability to perform its obligations hereunder; and there is no judgment, decree, injunction, rule, or order of any governmental authority or arbitrator outstanding against the Subscriber having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

           (t) The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

     3.2 Company Representations and Warranties. The Company hereby represents and warrants to the Subscriber as follows:

           (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has or will have on or prior to Closing all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as now conducted; (ii) to execute and deliver this Agreement; (iii) to issue and sell the Shares and the Warrant; (iv) upon the conversion of the Warrant to issue shares of Common Stock; and (v) to carry out the provisions of this Agreement.

           (b) All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Closing, and the authorization, issuance (or reservation for issuance, as applicable), sale, and delivery of the Note and Warrant being sold hereunder and the Common Stock to be issued upon the exercise of the Warrant has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, or as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

           (c) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 17,696,367 shares (including shares held in treasury) are issued and outstanding as of June 30, 1997; (ii) 2,415,946 shares of Class B Common Stock, of which no shares are issued and outstanding as of the date hereof; (iii) 50,000 shares of preferred stock, of which 10,000 have been designated Series A Preferred Stock and are issued and outstanding and convertible at the election of the holder thereof into 1,218,487 shares of Common Stock (subject to adjustment pursuant to certain anti-dilution provisions); and (iv) 4,500 shares of preferred stock which have been designated Series B Preferred Stock, all of which are issued and outstanding as of the date hereof and which are not presently convertible into shares of Common Stock of the Company (such conversion right being exercisable only after December 31, 1998). In addition, the Company has granted options to acquire up to 2,399,488 shares of Common Stock to certain former and current employees, consultants and directors of the Company pursuant to stock option plans whereby the Company has reserved for issuance up to 4,000,000 shares of Common Stock. Except as set forth in this subsection (c) or otherwise provided in this Agreement, there are no options,

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warrants or other rights to purchase any of the Company's authorized but unissued capital stock.

           (d) The Warrant Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the purchase price, will be duly and validly issued, fully paid, non-assessable, not subject to any preemptive rights, and free and clear of all liens, claims and encumbrances. Shares of Common Stock have been duly and validly reserved for issuance upon exercise of the Warrant into Common Stock. When issued upon the exercise of the Warrant or upon the conversion of the Shares, the Warrant Shares will be duly and validly issued, fully paid, non-assessable, not subject to any preemptive rights, and free and clear of all liens, claims and encumbrances.

           (e) To the best of the Company's knowledge, no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Securities, except for the consent of RMS Limited Partnership to the incurrence of indebtedness by the Company which consent shall be delivered at or prior to the Closing and except to the extent that a pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of any applicable waiting period without action having been taken to prevent the consummation of the transactions contemplated may be required in connection with the exercise of the Warrant and the delivery of the Warrant Shares.

           (f) Subject in part to the truth and accuracy of the Company's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Securities, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"). Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

           (g)  [Intentionally Omitted]

           (h) The Company is not in violation or default of any provision of its Certificate of Incorporation, Bylaws, or any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company, except to the extent that the failure to do so would not have a material adverse effect on the Company. The execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the

Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

           (i) No representation or warranty of the Company contained in this Agreement or any other such document furnished to the Subscriber by or on behalf of the Company, including without limitation, the SEC Filings contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. The SEC Filings conformed in all material respects as of the date each was filed with the SEC to the disclosure requirements applicable to such filing.

           (j) The Company has filed the required federal, state and local tax returns required of it and has paid all material taxes shown on such returns as they become due. No claim has been assessed and is unpaid with respect to such taxes.

           (k) Except as described in the SEC filings, there is no action or proceeding pending or, to the knowledge of the Company, currently threatened against the Company in any court or before any arbitration panel or before or by any federal, state or other governmental department or agency which may substantially affect the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company.

           (l) The Company owns its property and assets free and clear of all mortgages, liens, claims, and encumbrances other than liens arising by operation of law which do not affect the Company's use of such property and assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

           (m) Except as otherwise disclosed in the audited financial statements at and for the year ended August 31, 1996, or the audited financial statements at December 31, 1996, and for the four-month period then ended, copies of which have been previously delivered by the Company to the Subscriber (the "Financial Statements"), since December 31, 1996 there has not been (i) any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse; (ii) any material change, except in the ordinary course of business, in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty or otherwise; (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company; (iv) any declaration or payment of a dividend or other distribution of the assets of the Company; or (v) to the best of the Company's knowledge, any other event or condition of any character which materially and adversely affected the Company's assets, liabilities, financial condition or operations.

           (n) The foregoing representations, warranties and agreements shall survive the execution of this Agreement.


                                  ARTICLE IV

                               REGISTRATION RIGHTS

     4.1 Registration

           (a) The Company shall use its best efforts to effect the registration under the Securities Act of the Warrant Shares prior to September 30, 1998 to the extent required to permit the disposition (in accordance with the intended methods as specified in writing by the Subscriber at any time prior to September 30, 1998) of the Warrant Shares; provided, however, that the Company shall not be required to maintain the effectiveness of such registration at any time when an exemption from registration is otherwise available to the Subscriber affording the Subscriber the right to dispose of the Warrant Shares. Any registration requested pursuant to this Section 4.1 shall be effected by the filing of a registration statement on Form S-1, S-2 or S-3 (or any other form that includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted, other than a registration statement relating to offers to employees pursuant to plans or of securities to be issued in business combinations).

     4.2   [Intentionally Omitted]

     4.3   Precedence of Registration Rights.

     The Subscriber and the Company agree that the registration rights contained in this Article IV are in addition to any and all registration rights which Subscriber is entitled to under any other agreement with the Company.

     4.4   Registration Procedures.

           (a) If, whenever and to the extent that the Company is required to use its best efforts to register shares of Common Stock pursuant to this Article IV, the Company shall as promptly as practicable:

                (i) Prepare and file with the SEC a registration statement with respect to such shares, and cause such registration statement to comply as to form and content in all material respects with the SEC's forms, rules and regulations and use its reasonable best efforts to cause such registration statement to become effective;

                (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                (iii) Furnish to the Subscriber such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish the Subscriber with more than three copies of such exhibits), and such number of copies of the prospectus that is a part of such registration statement (including each preliminary prospectus and any summary prospectus), as the Subscriber may reasonably request in order to facilitate the disposition of the Warrants Shares;

                (iv) Use its best efforts to register or qualify the Warrant Shares for sale under the securities or blue sky laws of such jurisdictions in the United States as the Subscriber shall reasonably request in writing, and to keep such registration or qualification in effect for so long as the period of distribution contemplated thereby, and do any and all other acts and things which may be necessary or advisable to enable the disposition in such jurisdictions of the Warrant Shares, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                (v)   [Intentionally Omitted];


                (vi) Notify the Subscriber, at any time when a prospectus relating to a registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Subscriber prepare and furnish to the Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (vii) Use its best efforts to list the Warrant Shares so registered on any securities exchange (including NASDAQ) on which the Common Stock of the Company is then listed, if such shares are not already so listed and if such listing is then permitted under the rules of such exchange; and

               (viii) Make available for inspection by the Subscriber, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any the Subscriber, underwriter, attorney, accountant or agent in connection with such registration statement.

           (b) Required Actions by the Subscriber. In connection with the registration of Warrant Shares pursuant to this Article IV, the Subscriber hereby agrees as follows:

                (i) the Subscriber shall cooperate with the Company and any underwriters to facilitate the timely preparation and filing of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Subscriber and their plan of distribution of the Warrant Shares as may be necessary to enable the Company to prepare the registration statement and prospectus covering such Warrant Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                (ii) the Subscriber shall timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of any underwriting arrangements or by the SEC or by any state securities regulatory body;

                (iii) during such time as the Subscriber may be engaged in a distribution of Warrant Shares registered pursuant to this Article IV, the Subscriber shall comply with Regulation M promulgated under the Exchange Act (the "Rules"), to the extent applicable, and pursuant thereto it shall, among other things: (w) not engage in any stabilization activity in connection with the securities in contravention of the Rules; (x) distribute the shares solely in the manner described in the registration statement; (y) cause to be furnished to each broker through whom the shares may be offered, if any, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (z) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

                (iv) upon receipt of a notice from the Company, promptly discontinue any distribution of shares until notified by the Company that the distribution of shares may re-commence;

                (v) upon written notice from the Company that the Company intends to proceed with a distribution of any of its shares and that in connection therewith it requires the suspension by the Subscriber of the distribution of its shares, to cease distributing such shares until such time as the distribution by the Company has been completed; and

                (vi) at least five (5) days prior to any distribution of registered shares other than in an underwritten offering, the Subscriber will
(y) advise the Company in writing of the dates on which the distribution will commence and terminate, the number of the shares to be sold and the terms and the manner of sale; and (z) inform the Company and any broker/dealers through whom sales of the shares may be made when each distribution of such shares is completed.

           (c) Registration Expenses. The registration expenses incurred in connection with any registration pursuant to this Article IV shall be paid in full by the Company except that the Subscriber shall pay its own legal expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any Warrant Shares owned by the Subscriber and sold pursuant to a registration statement effected pursuant to this Article IV.

           (d) Postponement. The Company shall be entitled to postpone the filing of a registration statement otherwise required to be prepared and filed by it pursuant to Section 4.1, for a reasonable period of time not to exceed (x) with respect to clause (i) of this sentence, the date which is five (5) days after the filing with the SEC of the Company's next regularly required quarterly or annual report and (y) with respect to clauses (ii) and (iii) of this sentence, 60 days, if, at the time it receives a registration request from Subscriber, (i) such registration would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any affiliate (as defined in Rule 12b-2 under the Exchange Act) that, in the opinion of counsel to the Company, is not yet required to be publicly disclosed and the Board of Directors of the Company, in good faith, determines that such disclosure would materially interfere with such transaction or negotiations, (ii) such registration would interfere, in the good faith judgment of the Board of Directors, with bona fide financing plans of the Company or would otherwise require premature disclosure of information which would adversely affect or otherwise be detrimental to the Company, or (iii) the Company proposes to file a registration statement under the Securities Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company in writing that in its opinion the filing or effectuation of a registration requested pursuant to Section 4.1 herein would materially adversely affect the success of the offering of the securities proposed to be registered for the account of the Company.

           (e) Holdback Agreements. If any registration of Shares pursuant to this Article IV shall be in connection with an underwritten public offering, the Subscriber agrees not to effect any public sale or distribution, including any sale under Rule 144 of any shares of Common Stock or any other security convertible into or exchangeable or exercisable for any shares of Common Stock (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the 90-day period (or such longer period as any underwriter may reasonably request) beginning on, the effective date of the related registration statement. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions during such period.

           (f)  Term. The indemnification obligations contained in subsections
(g) and (h) shall survive for the period of the statute of limitations with respect thereto.

           (g) Indemnification. Each of the Subscriber and the Company agree to indemnify the other in connection with any registration effected pursuant to this Article IV as follows:

                (i) To the extent permitted by law, the Company will indemnify the Subscriber, its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, broker or dealer, if any, of the Company's securities covered by such a registration statement, and each person who controls the Subscriber or such underwriter, broker or dealer within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Subscriber and its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, broker or dealer, and each person who controls the Subscriber or such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of the Subscriber or such underwriter, broker or dealer and stated to be specifically for use therein or any failure by the Subscriber or such underwriter, broker or dealer to deliver a final prospectus or supplement or amendment correcting earlier documents. It is agreed that the indemnity agreement contained in this Article IV shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company.

                (ii) To the extent permitted by law, the Subscriber will indemnify the Company, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, and each such control person, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber; provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to the Subscriber, as such, furnished in writing to the Company by the Subscriber stated to be specifically for use in such registration statement and prospectus; provided, further, however, that the liability of the Subscriber hereunder shall be limited to the proportion that the public offering price of the Warrant Shares sold by the Subscriber under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by the Subscriber from the sale of the Warrant Shares covered by such registration statement; and provided, further, however, that the obligations of the Subscriber hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Subscriber.

                (iii) If the indemnification provided for in Section 4.5(g) is held by a court of competent jurisdiction to be unavailable to the party seeking such indemnification (the "Indemnified Party") with respect to any loss, liability, claim, damage, or expense referred to therein, then the party which is required to provide indemnification pursuant to Section 4.5(g) (the "Indemnifying Party") in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided, however, that in any such case, (x) no such Indemnifying Party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (iv) Notwithstanding the foregoing or Section 4.5(h) below, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (h) Indemnification Procedures. Each party entitled to indemnification under Section 4.5(g) of this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (if the claim is made by a third party) shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

           (i) Delay of Registration. the Subscriber shall have no right to take an action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.

                                  ARTICLE V

                                MISCELLANEOUS

     5.1 Indemnity. Without prejudicing any other remedy available to the parties at law or in equity and except as set forth in Article IV hereof, the parties hereby covenant, immediately upon demand therefor, to indemnify, defend, and hold each other (and their respective subsidiary, affiliated, or parent entities, officers, directors, stockholders, attorneys, employees, agents, and representatives) harmless from and against any and all costs, losses, damages, penalties, fines, or expenses (including without limitation reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by them in any manner arising out of, relating to, or in connection with the following:

           (a) any representation or warranty of either of the parties set forth herein being untrue or incorrect in any material respect or the failure of either of the parties to materially observe or timely and fully perform any of their respective obligations hereunder;

           (b) any material misrepresentation in or material omission from any information provided by the parties to each other in connection with this Agreement or the consummation of the transactions contemplated herein; and

           (c) any expenses, claims, costs, or other liabilities or obligations of any description whatsoever arising from or in any way connected with any claim that may be brought against either party by a stockholder of that party.

     5.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.


     5.3 Notices.

           (a) Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (i) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (ii) delivered personally at such address.

           (b) Addresses:

                 If to the Company to:

                    Precision Systems, Inc.
                    11800 30th Court North
                    St. Petersburg, Florida 33716
                    Facsimile:  (813) 573-9193
                    Attn: President

               If to Subscriber to the address set forth on the signature page hereof.

     5.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     5.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its heirs, executors, administrators and successors

     5.6 Entire Agreement. This instrument contains the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein.

     5.7 Assignability. This Agreement is not transferable or assignable by the Subscriber.

     5.8 Governing Law; Jurisdiction and Choice of Forum. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

     5.9 Pronouns. The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

     5.10 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     5.11 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party

     5.12 Further Assurances. The parties agree to execute and deliver all such further documents agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     IN WITNESS WHEREOF, the Company and the Subscriber have executed this Agreement as of the date first written above.


RMS LIMITED PARTNERSHIP,                PRECISION SYSTEMS, INC.,
a Nevada limited partnership            a Delaware Corporation


-----------------------                 -----------------------
By:                                     By:
    -------------------                     -------------------
Its:                                    Its:
    -------------------                     -------------------


Address:

50 West Liberty Street
Suite 650
Reno, Nevada 89501

                                  Exhibit A

                                 Form of Note

                                  [Attached]

                                  Exhibit B

                             Warrant Certificate

                                  [Attached]

                                 Exhibit B-1

                                Loan Agreement

                                  [Attached]

                                  Exhibit C

                                 SEC Filings



     The Company's Report on Form 10-K for the transition period ended December 31, 1996.

     The Company's Report on Form 10-K for the fiscal year ended August 31,
     1996.

     The Company's Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 1997.

     The description of the Common Stock of the Company which is contained in the Company's Registration Statement on Form 10 dated April 27, 1992, amended by Form 8 on June 22, 1994, and July 24, 1994 and August 3, 1994.

                                  Exhibit D

                                 RISK FACTORS


DEPENDENCE ON CERTAIN CUSTOMERS

     Sales to MCI Telecommunications, Inc. accounted for approximately 45% and 6%, respectively of the Company's revenues for the year ended August 31, 1996 and the four months ended December 31, 1996. The loss of this customer could have a material adverse effect on the Company's operations and financial condition.

COMPETITION

     The worldwide telecommunications industry is highly competitive. The Company believes that the features and functionalities of its products coupled with its distribution capability, system reliability, service, support, and pricing, position the Company to compete in the telecommunications industry worldwide. In addition, the Company is committed to ongoing research and development (R&D) efforts and is dedicated to developing new products and strengthening existing products. The Company views its extensive R&D efforts as essential to maintaining a competitive position in the industry.

     One of the most important competitive advantages for the Company is its multi-application platform. It is the Company's view that the majority of service providers purchasing enhanced services now consider it a necessity to have the ability to run multiple applications on a single platform. If a service provider introduces an enhanced service that does not deliver the expected subscriber acceptance, it has the capability to add-on or replace the service with a different application which can run on the same installed platform. A multi-application platform diffuses the risk associated with the investment required to run enhanced services. In addition, the Company's multi-application platform enables a layered, open architecture design to support the most widely used hardware solutions (including media servers, switches, voice response units, and network standards).

     In the United States, the manufacturing prohibition that precluded the Regional Bell Operating Companies ("RBOCs") from manufacturing hardware and software that provide voice processing services has been lifted. This allows the RBOCs to compete against the Company for these products. It is the Company's view that the RBOCs will focus their priorities on protecting their existing customers and markets, moving into their competitors' markets, and introducing new services. The Company believes that in order to introduce new services competitively, the RBOCs will contract with companies, such as Precision Systems, so as to eliminate the large capital investment, expertise, and time necessary to develop these products. However, the Company could potentially be competing with the RBOCs for provision of these types of services.

     Internationally, it is the Company's view that the deregulation underway or proposed in many countries will continue to increase the opportunities for expansion of markets for the

Company's products. The acquisition of Vicorp was a major factor in establishing an international presence for the Company as Vicorp is a European-based company that has an existing customer base and strong partner relationships. See "International Operations."

     The Company expects to continue to face substantial competition from existing and new competitors including other companies with considerably greater financial, technical, marketing and sales resources. The Company also anticipates that a number of its competitors will be introducing new or enhanced products during the next several years. Accordingly, other companies may succeed in developing products earlier than the Company or developing products that are more effective or less costly than those developed and introduced by the Company.

VOLATILITY OF STOCK PRICE

     Based on its trading history, the Company believes that the market for the Company's Common Stock is highly volatile. Factors such as quarterly fluctuations in operating results, announcements by the Company or its competitors or technological innovations or product improvements, as well as changes in general economic conditions and other factors, potentially affect the market price of the Common Stock. The Company's three largest shareholders ("Large Shareholders"), Alta Investissements SA (2,808,427 shares of Common Stock), Vulcan Ventures Incorporated (2,750,000 shares of Common Stock) and RMS Limited Partnership (2,415,945 shares of Common Stock and 10,000 shares of Series A Preferred Stock which are convertible into 1,218,487 shares of Common Stock) own large blocks of the Company's Common Stock. RMS Limited Partnership has exercised its "piggyback" registration rights with respect to 2,415,495 shares of Common Stock. The Company has caused the resale of those shares of Common Stock to be registered under the Securities Act, which registration could cause a large number of shares of Common Stock to be sold in the public market. The Company is unable to predict the effect that sales by the Large Stockholders may have on the then prevailing price of the Common Stock. However, such sales may have an adverse effect on the market price for the Common Stock and could impair the Company's ability to raise capital through an offering of its securities. See "Shares Eligible for Future Sale."

KEY PERSONNEL AND MANAGEMENT OF GROWTH

     The Company's success will depend upon the continued contributions of its officers and key personnel, the loss of any of whom could materially adversely affect the Company's operations. The Company's growth will depend upon its ability to attract and retain skilled employees, particularly in sales and research and development, and the ability of its officers and key employees to successfully manage growth, to implement appropriate management information systems and controls to assure timely delivery of the Company's products, and to continue to refine its products and to develop new products which incorporate advancements in technology. Any failure to do so could have a material adverse effect on the Company's operations.

BUSINESS-RELATED RISKS

     The information set forth under the captions "Markets", "Competition" and "Customers" in Part I of the Company's Annual Report on Form 10-K for the transition period ended December 31, 1996, in addition to the other information included therein, is hereby incorporated by reference herein.

INTERNATIONAL OPERATIONS

     A significant portion of the Company's business is derived from international markets, including major operations throughout Europe. Such operations may be subject to various risks including governmental activities that may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. In certain countries, such operations may be subject to the additional risk of fluctuating currency values and exchange controls. In the international markets in which the Company operates, it is subject to various laws and regulations with respect to the operation and taxation of its business, the imposition, application and interpretation of which can prove to be uncertain.

DIVIDEND POLICY

     The Company has not paid any cash dividends on its Common Stock. It is currently contemplated that the Company will not pay cash dividends on its Common Stock in the immediately foreseeable future. The payment and level of cash dividends by the Company on its Common Stock are subject to the discretion of the Board of Directors of the Company. Decisions regarding the payment of dividends will be based upon a number of factors, including the operating results and financial requirements of the Company. The Company's dividend policy will be reviewed by the Board of Directors of the Company at such future times as may be appropriate in light of relevant factors existing at such times.

TECHNOLOGICAL CHANGES

     The market for the Company's products is subject to rapid technological change, requiring a high level of expenditures by the Company for research and development. Current competitors or new market entrants may introduce and deliver new products or features that could adversely affect the competitive position of the Company's systems in some or all of its markets. In order to maintain its competitive position, the Company must continue to enhance its existing products and to develop and market new products successfully, and there is no assurance that the Company will be able to do so.

     The Company releases performance enhancements and new features for its products on an ongoing basis. Because of the increasing complexity of the Company's products, these efforts have continued to increase in technical difficulty. Products as complex as the Company's often contain undetected errors or "bugs" when first released, which are discovered only after the product has been used by different customers and in varying applications. Because of the importance the Company places on product reliability, the

Company has, from time to time, temporarily delayed product shipments to complete "debugging" efforts. Moreover, rapid technology changes in the voice and data communications industry may render the Company's technology obsolete at any time, requiring the Company to react quickly to develop more sophisticated and competitive technology and thereby increasing the possibility of design errors. Identifying and correcting errors and making required design modifications typically is costly, can be time consuming and be expected to become more difficult as the Company's products increase in complexity. Despite extensive testing, there can be no assurance that errors will not be discovered in the future, causing delays in product introductions and shipments or requiring design modifications which could adversely affect operating results.

LIMITED SOURCES OF SUPPLY

     Although the Company generally uses standard parts and components in assembling its products, certain of the processing boards used in the Enhanced Services Platform ("ESP") platform are currently manufactured to the Company's specifications by a single supplier. The Company is currently exploring the availability of additional manufacturing capacity for these processing boards. To date, the Company has been able to obtain adequate supplies of these components in a timely manner from existing sources. However, delay or lack of supply from existing sources or the inability to develop alternative sources if and as required in the future could adversely affect the Company's operating results.

MARKETING UNCERTAINTIES

     The Company plans to expand its current efforts to market its product by increasing the number of its direct sales personnel and by entering into additional joint marketing arrangements with computer and telephone switch manufacturers. The Company expects that, for 1997, it will substantially increase its marketing efforts in the Asia/Pacific region in order to increase its revenue opportunities. In the course of expanding its marketing efforts, the Company may encounter many of the difficulties typically associated with such an expansion, including problems in identifying and retaining qualified sales personnel. While the Company believes that an expanded marketing effort will contribute to an increase in sales, there can be no assurance that this increase will occur or that any increase will be sufficient to offset increased costs of marketing.

FUTURE OPERATING RESULTS, CASH FLOW AND QUARTERLY FLUCTUATIONS

     Based on the fact that the Company acquired Vicorp N.V. and subsidiaries in April, 1996 and BFD Productions in October, 1996 (both acquisitions accounted for using the purchase method) and that the Company participates in a rapidly changing technological market, the Company can give no assurance as to its ability to generate revenue growth, profitability or positive cash flow on a quarterly or annual basis. The Company's operating expenses are increasing as the Company expands its operations, and operating results for 1997 will potentially be adversely affected if revenues do not increase correspondingly. Management is actively involved in discussions with several potential sources of capital investment. The Company expects that with the recent acquisitions of Vicorp N.V. and BFD

Productions, Inc., its working capital requirements will increase significantly over prior periods. The Company will be able to fund its operating and investing activities through 1997 through the use of its current working capital, including the collection of existing accounts receivables and the generation of future revenue. In the event that such sources prove to be insufficient, the Company may be required to seek additional debt or equity financing. However, there is no assurance that any such efforts will result on additional capital sources for the Company.

BUSINESS EXPANSION

     The Company expects to engage in significant research and development and to undertake marketing efforts in order to introduce new products and services. There can be no assurances that such products and services can be developed or marketed or that the sales of such products and services will be profitable to the Company. In addition, the Company may attempt to acquire complementary businesses which manufacture products or provide services in the industry. There can be no assurances that acquisition candidates can be found, that acquisitions can be consummated on favorable terms or that such acquisitions, if completed, will be successful. Additionally, given the Company's acquisition of Vicorp N.V. and its large presence in international markets, regulatory, monetary, and inflationary factors can potentially negatively impact the Company's operations in the future.

SHARES ELIGIBLE FOR FUTURE SALE

     Subject to certain limitations, Vulcan Ventures Incorporated ("Vulcan") is entitled to request the registration of the greater of 750,000 shares of Common Stock or 10% of the number of outstanding shares of Common Stock and to "piggyback" on registrations effected by the Company. Vulcan owns 2,750,000 shares of Common Stock. Additionally, Alta Investissements SA has certain demand and "piggyback" registration rights with respect to its 2,808,427 shares of Common Stock. By exercising their registration rights, subject to certain conditions, such holders could cause a large number of shares of Common Stock to be sold in the public market. The Company is unable to predict the effect that sales by such holders may have on the then prevailing price of the Common Stock. However, such sales may have an adverse effect on the market price for the Common Stock. See "Volatility of Stock Price."

LITIGATION

     The Company is subject to certain legal proceedings in the ordinary course of business (see Item 3 - "Legal Proceedings" of the Company's December 31, 1996 Form 10-K). After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their final resolution will not have a significant adverse effect upon the Company's business or its consolidated financial statements, although there can be no assurance given of the ultimate outcome of any of such litigation.

     The Company operates in an industry with increased risk of litigation resulting from aggressive prosecution of intellectual property claims. This litigation uncertainty could potentially postpone, delay or eliminate potential sales opportunities and, therefore, affect the Company's operations.

PRODUCT PROTECTION

     The Company relies on a combination of trade secrets and copyright laws, patents, licenses, non-disclosure agreements, and technical measures to protect its rights in its products. However, there can be no assurance that these measures will fully protect the Company from the wrongful disclosure or misappropriation of its proprietary information.

PATENTS AND LICENSES

     The Company has obtained a patent for certain elements of the ESP platform. There can be no assurance, however, that the Company's intellectual property protection will be sufficient to prevent competitors from developing similar technology. The Company currently licenses certain technology from third parties and plans to do so in the future. Although the Company is not aware of any infringement by its products or patent on any patent owned by any third party, if such infringement were to exist, it could have a material adverse effect on the Company. The Company believes that any additional licenses or other rights to products or features under patents or copyrights of others could be obtained under conditions that would not have a material adverse effect on the Company; however, there can be no assurance of this.

FIXED PRICE CONTRACTS

     The Company negotiates certain of its customer contracts under fixed-price terms. The Company expends significant effort to analyze the requirements of such opportunity in order to minimize any potential cost over-runs above the contract value. However, there an be no assurance that such measures will fully protect the Company against material losses on these fixed-price contracts.